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                              THE RBB FUND, INC.
              Schedule for Computation of Performance Quotations
                                 Total Return



For the Fiscal Period Ended August 31, 1998:


n/i numeric investors Larger Cap Value Fund
Total Aggregate Return=($9,033.33/$10,000)-1          Return:          -9.67%